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                                                                    Exhibit 10.8



                                      2002


EXECUTIVE SERVICE AGREEMENT

CTI DATA SOLUTIONS LIMITED

and

ADRIAN BURT














FLADGATE FIELDER
25 North Row
London W1K 6DJ
Tel: 020 7323 4747
Fax: 020 7629 4414
Ref: ACK/19722/0001



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                                    CONTENTS

1.     Interpretation.........................................................l
2.     Commencement and duration..............................................1
3.     Payment in lieu of notice..............................................1
4.     Job description and duties.............................................2
5.     Job location...........................................................3
6.     Hours of work..........................................................3
7.     Remuneration and benefits..............................................3
8.     Car....................................................................5
9.     Pensions...............................................................5
10.    Expenses...............................................................5
11.    Sickness...............................................................6
12.    Holidays...............................................................6
13.    Confidentiality........................................................7
14.    Intellectual property..................................................8
15.    Dismissal..............................................................9
16.    Effects of termination................................................10
17.    Garden leave..........................................................11
18.    Grievance procedure...................................................11
19.    Disciplinary rules and procedure......................................12
20.    Restrictions..........................................................12
21.    Collective agreements.................................................13
22.    General provisions....................................................13

Schedule 1
Definitions and interpretation...............................................15

Schedule 2
Executive's duties...........................................................17


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DATE:

PARTIES:

(1) CTI DATA SOLUTIONS LIMITED (registered in England with number 02969593) whose registered office is at Nordic House, 120 High Street, Purley, Surrey CR8 2AD (Company); and

(2)   ADRIAN BURT (Executive).

1.    Interpretation

      The definitions and interpretative provisions in Schedule 1 apply to this agreement.

2.    Commencement and duration

      2.1 The Executive's employment commenced in February 1998. Previous service with Databit Limited/Siemens plc from 1 August 1997 counts as part of the Executive's continuous service with the Company.

      2.2 The Executive's employment will, unless otherwise terminated in accordance with this agreement, continue until terminated by either party serving at any time not less than six months' written notice on the other.

      2.3   In the event that the employment is terminated pursuant to clause
            2.2 the Company shall pay the Executive by way of agreed compensation a further amount equivalent to an additional six months' salary and six months' guaranteed commission under clause
            7.3 but the Executive shall not be entitled to be paid any of the other benefits under this agreement for such period. Such compensation shall be paid by six equal monthly instalments; the first instalments to be paid in the month commencing immediately after the expiry of the six months' notice.

      2.4 The Executive's employment will in any event terminate without further notice on the Executive's 65th birthday.

3.    Payment in lieu of notice

      Without prejudice to its rights under clause 15, the Company reserves the right, at its sole discretion, to terminate this agreement with immediate effect, or with less notice than that required pursuant to clause 2.2, with a payment in lieu of notice equal to the amount of salary and benefits (after deduction of income tax and national insurance contributions) that would be due for the unexpired period of notice.


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4.    Job description and duties


      4.1 The Executive will serve as managing director and, subject to the direction of the Board, will carry out the duties specified in
            Schedule 2, together with such other duties for the Company and any Group Company as the Board may from time to time require.

      4.2   The Executive will:

            4.2.1 promptly and competently serve the Company in good faith and promote the interests of the Company and the Group Companies;

            4.2.2 give to the Board or such persons as the Board may nominate for the purpose, as and when requested, such information regarding the affairs of the Company or any Group Company as it or they may reasonably require;

            4.2.3 at all times conform to the reasonable directions of the Board or of anyone duly authorised by it;

            4.2.4 behave at all times in a fit and proper manner consistent with the high profile and good reputation of the Company and do nothing which may damage such profile or reputation or bring the Company or any Group Company into disrepute; and

            4.2.5 at all times exercise reasonable care and skill in the performance of his duties.

      4.3 The Executive will not, without the prior written consent of the Board or the chief executive officer of the Holding Company in the U.S. (CEO):

            4.3.1 incur on behalf of the Company or any Group Company any capital expenditure in excess of (pound)25,000 (twenty five thousand pounds) or such other sum as may be authorised from time to time by resolution of the Board or as directed by the CEO;

            4.3.2 enter into on behalf of the Company or any Group Company any commitment contract or arrangement which is otherwise than in the normal course of business or is outside the scope of his normal duties or is of an unusual or onerous or long-term nature unless already contained in an approved business plan; or

            4.3.3 engage any person on terms which vary from those established from time to time by resolution of the Board unless already contained in an approved business plan.



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      4.4   The whole of the Executive's working time, attention and abilities will be devoted to the business and affairs of the Company and of any relevant Group Company.

5.   Job location


      5.1 The Executive's employment will be based at the Company's office at Purley or such other place within the United Kingdom as the Company may reasonably require. If the Company requires the Executive to change his residence the Company will reimburse such removal and other incidental expenses as the Company considers reasonable.

      5.2 The Executive will undertake such travel inside and outside the United Kingdom as the Board may reasonably require and as may be necessary for the proper performance of his duties.

      5.3 There is no requirement at the date of this agreement for the Executive to work outside the United Kingdom for any consecutive period of more than one month. If the Company requires the Executive to work outside the United Kingdom for a period of more than one month it will provide him with written details of any terms and conditions which may apply to that work and his return to the United Kingdom.

6.    Hours of work

      6.1 The hours of work of, the Executive will be the Company's normal office hours of 9.00 a.m. to,6.30 p.m. Monday to Friday inclusive, together with such additional hours as may be required to properly perform his duties. The Executive will not be entitled to extra remuneration for work performed outside normal office hours.

      6.2 The Executive agrees that the 48 hour working week limit in Regulation 4(1) Working Time Regulations 1998 will not apply to his employment with the Company. If the Executive wishes to withdraw his consent to disapplying the 48 hours limit, he will give not less than three months' written notice to the Company.

7.     Remuneration and benefits

      7.1 The Company will pay to the Executive a salary of (pound)90,000 (ninety thousand pounds) per annum which will accrue from day to day and be payable by equal monthly instalments in arrears on the 29th day of each month by cheque or, at the Company's option, by direct credit transfer to the Executive's nominated bank or building society account. Such salary is inclusive of any fees receivable by the Executive as a director of the Company and any Group Company and will be subject to deductions for PAYE and National Insurance.


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      7.2   The salary will be reviewed annually by the CEO in December (or at such time as may be decided from time to time by the Company) in each year in the light of Company performance and the Executive's contribution to it. The Executive agrees that the undertaking of a salary review does not confer a right to an increase in salary. In the event that the Executive's employment is terminated wrongfully by the Company, the Executive agrees that any entitlement to compensation on the part of the Executive will not include any element to reflect any salary increases that the Executive may have received had his employment under this agreement continued for the duration of the notice period referred to in clause 2.2.

      7.3 The Company shall pay the Executive guaranteed commission of (pound)10,000 (ten thousand pounds) per annum which will accrue from day to day and be payable at the same time and in accordance with the same conditions as apply to the salary payable under clause 7.1.

      7.4 The Executive shall be eligible to participate in such management bonus programme of the Holding Company as may be agreed with the Company from time to time.

      7.5 The Executive shall be entitled to participate in the Holding Company's employee stock option plan in accordance with its rules from time to time.

      7.6 The Executive will of so be entitled to membership of such private medical care scheme as the Company may from time to time provide, subject to compliance by the Executive with the requirements and terms and conditions of such scheme.

      7.7 The Company may amend or cease to provide without replacement the scheme referred to in clause 7.6 at any time if, in the opinion of the Board, the medical condition of the Executive is or becomes such that the Company is unable to secure insurance under the rules of the applicable scheme or otherwise at reasonable rates or premiums.

      7.8 If this agreement is terminated in circumstances where the Executive is or may be entitled to receive benefits under any salary continuance on a long term disability insurance scheme then operated by the Company, and those benefits would cease to be payable on termination of the Executive's employment with the Company:

            7.8.1 the Executive will be deemed to remain in the Company's employment if and for so long as is necessary under the rules of the scheme or the terms of the applicable insurance policy solely for the purpose of receiving such benefits as may be payable; but


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            7.8.2 that will not affect the termination of this agreement for all other purposes including, in particular, the Executive's entitlement to remuneration and other benefits.

      7.9 Any benefits provided by the Company to the Executive which are not expressly referred to in this agreement will be regarded as ex-gratia and at the entire discretion of the Company and will not form part of the Executive's contract of employment.

      7.10 The Executive authorises the Company to deduct from any salary or other payment, including any payment on termination of employment, in respect of any sums properly due from the Executive to the Company including, without limitation, the repayment of any loans advances repayable or unauthorised expenses excess holiday pay overpayment of salary commission or other benefits.

8.    Car


      8.1 The Company will during the Term, subject to the Executive holding, and continuing throughout the Term to hold, a valid United Kingdom driving licence, pay the Executive (pound)10,000 (ten thousand pounds) per annum (payable by equal monthly instalments) for using his car for business purposes.

      8.2 In,consideration of the payment referred to in clause 8.1 the Executive shall be responsible for all expenses and outgoings in relation to his car save as contained in clause 8.3.

      8.3 The Company shall supply the Executive with a petrol card and the Executive shall pay the Company(pound)50 (fifty pounds) per month in respect of private fuel use.

9.    Pensions


      9.1 The Executive will be eligible to participate in such Company pension scheme as may exist from time to time subject to and in accordance with tie rules and regulations of the scheme. Full particulars of the scheme are available from the Company.

      9.2 No contracting-out certificate is in force for the Executive's employment under this agreement.

10.   Expenses


      The Company will reimburse the Executive for all reasonable travelling hotel car (ire accordance with clause 8) and other out-of-pocket expenses exclusively and properly incurred in performing duties under this agreement, and for which receipts or other supporting documents, if so required, are provided to the reasonable satisfaction of the Board or the CEO.


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11.   Sickness


      11.1 The Executive must, if at any time prevented from working by illness or accident, immediately inform the CEO and the personnel department. If the incapacity continues for more than seven days, including non working days, the Executive must send to the Company a certificate of sickness signed by a registered medical practitioner on the eighth day of incapacity and weekly from then on.

      11.2 Subject to due certification in accordance with clause 11.1, the Executive will be entitled to receive full salary, inclusive of any statutory sick pay, for the first six weeks of incapacity and half salary, inclusive of any statutory sick pay, for the next six weeks of incapacity either continuously or in any 12 month period less any payments received by the Executive in respect of sickness benefit and any permanent health insurance in respect of the period concerned.

      11.3 Subject to clause 11.2 and any continuing statutory sick pay entitlement, the Executive will not be entitled to receive any further remuneration during periods of absence due to illness or incapacity and any payment during such period in excess of such entitlement will be at the discretion of the Company.

      11.4 At any time required by the Board, the Executive agrees to undergo, at the expense of the Company, a medical examination by a medical adviser nominated by the Board and the Executive consents to the medical adviser disclosing the results of the examination to the Company provided that the Company keeps such results confidential.

12.   Holidays

      12.1 In addition to statutory and public holidays, the Executive will be entitled to 22 working days' holiday in every calendar year to be taken at such times as are convenient to the Company.

      12.2 Holiday entitlement accrues at the rate of 1/12th of the annual entitlement for each completed month of service in any year.

      12.3 On the termination of this agreement, the Executive will be entitled to remuneration in lieu of holiday entitlement accrued but not taken as at the Termination Date for that year, or will be required to account to the Company in respect of any holiday taken in excess of accrued entitlement as at the Termination Date.

      12.4 The Executive must give at least two weeks' notice to the Company before the first day of any planned holiday, specifying the dates on which he wishes to take leave.


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      12.5  The Company may require the Executive to take leave at certain times to be notified to him.

      12.6 These provisions may be changed by the Company without notice in order to comply with any legislation relating to working time which may come into force.

      12.7 The Executive will not be entitled to carry forward any accrued holiday entitlement from one calendar year to the next without the prior written consent of the Company.

13.   Confidentiality


      13.1 During the Term and at all times after the Termination Date the Executive will:

            13.1.1 keep secret all Confidential Information;


            13.1.2 not communicate or disclose any Confidential Information to any person;

            13.1.3 not use Confidential Information for the Executive's own
                   purposes or for any purposes other than those of the Company;

            13.1.4 use bests endeavours to prevent any unauthorised publication, disclosure or use of any Confidential Information.

      13.2 For the purposes of this clause Confidential Information means any information of a secret confidential or private nature in any form concerning the Company or any Group Company that has been obtained by the Executive by virtue of his employment with the Company.

      13.3  The restrictions in clause 13.1 will not apply to:

            13.3.1 any disclosure required for the proper performance of the
                   Executive's duties during the course of employment by the Company or as authorised by the Board;

            13.3.2 any disclosure made to any person authorised by the Company to possess the relevant information;

            13.3.3 information or knowledge that was known to the Executive prior to the Commencement Date; and

            13.3.4 information that is in the public domain, other than through the fault of the Executive.


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      13.4  The Executive will, immediately upon request, deliver to the Company without retaining or making any copies, all documents data or material correspondence notes memoranda records reports agreements or programmes in any format and on whatever media made by the Executive and relating to the Company or any Group Company.

      13.5 Any breach of the restrictions in clause 13.1 will be treated by the Company as gross misconduct entitling the Company to terminate the Executive's employment summarily in accordance with clause 15.1.

      13.6 The restrictions in clause 13 will continue to apply after the termination of this agreement without limit in time.

14.  Intellectual property

      14.1 Any Intellectual Property which is created by the Executive during or in the course of his employment or relating to, resulting from or suggested by any work which the Executive does for the Company or any Group Company during his employment will be and remain the property of the Company.

      14.2  The Executive shall immediately:


            14.2.1 upon creation of any Intellectual Property, disclose and deliver to the Company, or as it may direct, all information and data in his possession or under his power or control, necessary for a full understanding, application and, where applicable; registration of the Intellectual Property;

            14.2.2 disclose any Intellectual Property which he has created previously, or which he created other than in the course of his employment; and

            14.2.3 upon receipt of a written request from the Company, except for any payment to which he may be entitled under a a section 40 Patents Act 1977, without charge to, but at the cost and expense of the Company, execute all documents and do all such things as may be necessary to obtain, or assist the Company to obtain, any patent or other protection for the Intellectual Property in any or all countries and to vest title to it in the Company free from any adverse rights or claims.

      14.3 To the extent that they do not vest in the Company by operation of law or under this agreement, the Executive assigns to the Company the following rights title and interests including as a present assignment of future rights, with full title guarantee, free from any adverse rights or claims, to hold for such time as the rights title and interests subsist and any renewals and extensions of them and after that in perpetuity:


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            14.3.1 the rights title and interests he has, or will have in the future, to the Intellectual Property created by him during or in the course of his employment; and

            14.3.2 all rights of action for damages for infringement of the
                   Intellectual Property.

      14.4 The Executive further irrevocably and unconditionally waives any and all moral rights to the Intellectual Property under the Copyright Designs and Patents Act 1988 chapter IV or any rights of a similar nature under any law in any other jurisdiction.

      14.5 The Company will be under no obligation to apply for or seek to obtain patent design or other protection in relation to any intellectual Property or in any way to use exploit or seek to benefit from it.

15.   Dismissal


      15.1 The Company will be entitled to terminate the Executive's employment with immediate effect, without prior notice and without payment in lieu of notice, if the Executive:

            15.1.1 commits on act of gross misconduct, including without limitation dishonesty;

            15.1.2 commits any material breach of any term of this agreement,
                   (including without limitation, any breach of clauses 13 and/or 14) which is either not capable of remedy or is not remedied within 30 days after notice from the Company specifying the breach and requiring its remedy;

            15.1.3 has an order made by any competent court for the appointment of a receiver or any other person to exercise powers in respect of his property or affairs, is adjudged bankrupt or makes any arrangement or composition with his creditors generally;

            15.1.4 is convicted of any criminal offence, other than a minor motoring offence that does not prevent the Executive performing his duties;

            15.1.5 becomes of unsound mind or otherwise unable to perform his duties due to problems of mental health;


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            15.1.6 is disqualified from acting as a director in any company or otherwise than with the consent of the Company, resigns as a director of the Company and/or any Group Company;

            15.1.7 is, in the reasonable opinion of the Board, incapable of properly performing his duties under this agreement if the Executive has been given due warning by the Company of his incapability and has failed within the specified period to have met the required standard;

            15.1.8 without reasonable cause wilfully neglects or refuses to discharge his duties or to attend to the business of the Company and/or any Group Company.

      15.2 If the Executive's employment is terminated in accordance with clause 15.1, the Executive will not be entitled to any further payment or compensation, except sums which have already become due.

16.   Effects of termination


      16.1 Termination of this agreement by the Company is without prejudice to any claim that the Company may have for damages arising from any breach by the Executive of this agreement.

      16.2  Upon termination for whatever reason:


            16.2.1 the Executive will deliver to the Company all notes memoranda records and other correspondence documents papers and property in any format belonging to the Company or any other Group Company or any of their clients which may have been prepared by or have come into the possession of the Executive during the course of or as a result of employment with the Company, and will not retain or permit any other person to retain copies or extracts of them in any format; and

            16.2.2 without prejudice to any rights that the Executive may have to compensation damages or otherwise the Executive will, immediately upon request by a majority of the Board, resign from all offices held by him in the Company or any Group Company at the Termination Date, including, but not limited to the office of director or company secretary. If the appropriate resignations are not signed and delivered by the Executive to the Board within seven days after such request, the Board may appoint any one of its number to sign the notice of resignation as attorney for and on behalf of the Executive and the Executive irrevocably appoints any of the other members of the Board as the Executive's attorney for such purpose.


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      16.3  The Executive will have no claim against the Company if this agreement is terminated by reason of the liquidation of the Company for the purpose of reconstruction or amalgamation and the Executive is offered employment with any concern or undertaking resulting from such reconstruction or amalgamation on terms which are substantially the same as the terms of this agreement.


17.   Garden leave

      During any period of notice given by either party pursuant to clause 2.2 the following will apply:

      17.1 the Company will be under no obligation to allow the Executive to exercise any powers or duties or to provide work for the Executive;

      17.2 the Company may, in its discretion, suspend the Executive including, without limitation, requiring the Executive not to contact any customers clients suppliers or employees of the Company or any Group Company;

      17.3 the Company may, in its discretion, exclude the Executive from any premises of the Company or any Group Company;

      17.4 the Company may, in its discretion, require the Executive to resign from any office in the Company and any Group Company;

      17.5  the Executive will continue to be entitled to salary and benefits;
            and

      17.6 the Executive will remain an employee of the Company and will continue to comply with all obligations so far as reasonably practicable.


18.   Grievance procedure

      18.1 The grievance procedure of the Company is as set out in the staff handbook. Copies of the staff handbook are available from the Company secretary.

      18.2 If the Executive is dissatisfied with any matter relating to his employment with the Company he should appeal in the first instance in person to the Chairman of the Board. If the matter is not resolved within 14 days, the Executive may appeal to the whole Board and be heard at a meeting of the Board whose decision will be final and binding.


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19.   Disciplinary rules and procedure


      19.1 The disciplinary procedure of the Company is as set out in the staff handbook. Copies of the staff handbook are available from the Company secretary. Implementation of the disciplinary rules and procedure is not a contractual entitlement of the Executive.

      19.2 If the Executive is dissatisfied with any disciplinary decision relating to him, he should appeal in the first instance in person to the Chairman of the Board. If the matter is not resolved within 14 days, the Executive may appeal to the whole Board and be heard at a meeting of the Board whose decision will be final and binding.

20.  Restrictions

      20.1 The Executive undertakes with the Company that during the Term he will not directly or indirectly:

            20.1.1 solicit the custom of, canvass approach or deal with any
                   Client in competition with the Company or any Group Company;

            20.1.2 discourage any client supplier or contractor of the Company or any Group Company from conducting or continuing to conduct business with the Company or any Group Company on the best terms available to the Company or any Group Company;

            20.1.3 solicit or entice away or endeavour to solicit or entice away from the Company or any Group Company any director or executive employee of the Company or any Group Company with whom the Executive has had dealings during the Term.

      20.2 The Executive undertakes with the Company, for itself and as trustee for each Group Company that he will not, for a period of six months after the Termination Date, directly or indirectly:

            20.2.1 solicit the custom of, canvass or approach a Client in relation to any business carried out by the Company or any Group Company in which the Executive was materially involved in the 12 months prior to the Termination Date;

            20.2.2 deal with a Client in relation to any business carried out by the Company or any Group Company during the 12 months Prior to the Termination Date;

            20.2.3 induce or attempt to induce any Client to cease conducting business with the Company or any Group Company or to reduce the amount of business conducted with the Company or any Group Company or adversely to vary the terms upon which its business is conducted with the Company or any Group Company;

            20.2.4 solicit or entice away or endeavour to solicit or entice away any director or employee of the Company or any Group Company with whom the Executive has had material dealings during the 12 months prior to the Termination Date; or

      20.3 The Executive will not at any time after the Termination Date hold himself out as being connected with or use any trading name or style which may suggest a connection with the Company or any Group Company.

      20.4 For the purposes of clause 20.2 Client means any customer supplier or client of the Company or any Group Company with whom the Executive or a member of the Executive's team with the knowledge of the Executive has had material dealings during the 12 months prior to the Termination Date.

      20.5 The Executive agrees that the restrictions contained in clause 20 are reasonable to protect the legitimate business interests of the Company and the Group Companies.

      20.6 The Executive will not induce procure or assist any other person firm corporation or organisation to do anything which if done by the Executive would be a breach of any of the provisions of clause 20.

      20.7 In clauses 20.1 and 20.2 references to acting directly or indirectly will include, without prejudice to the generality of that expression, references to acting alone jointly with on behalf of by means of or by the agency of any other persons.

21.   Collective agreements

      There are no collective agreements that affect the terms and conditions of the Executive's employment.

22.   General provisions

      22.1 Any notice or other communication given under this agreement must be in writing delivered personally or sent by first class post or transmitted by fax, with a confirmatory copy sent by first class post, to the relevant party's address specified in this agreement or to such other address and fax number as either party may have last notified to the other. Any notice or other communication is deemed to have been duly given on the day it is delivered personally, or the third Business Day following the date it was sent by post, or on the next Business Day following transmission by fax.


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      22.2  This document and the documents referred to in it, constitute the entire agreement between the parties and supersede all other agreements or arrangements, whether written or oral, express or implied, between the parties. No variations of this agreement are effective unless made in writing signed by both parties or their authorised agents.

      22.3 Neither party will be affected by any delay or failure in exercising or any partial exercising of his rights under this agreement unless he has signed an express written waiver or release.

      22.4 If any provision of this agreement is or becomes illegal invalid or unenforceable under the law of any jurisdiction, that will not affect or impair:

            22.4.1 the legality validity or enforceability in that jurisdiction of any other provision of this agreement; or

            22.4.2 the legality validity or enforceability under the law of any other jurisdiction of that or any other provision of this agreement.

      22.5 The rights powers and remedies provided in this agreement are cumulative and not, exclusive of any rights powers and remedies provided by law. The exercise or partial exercise of any right power or remedy provided by law or under this agreement will not preclude any other or further exercise of it or the exercise of any other right power or remedy.

      22.6 This agreement is to be governed by and construed in accordance with English law.

      22.7 The courts of England are to have jurisdiction to settle any dispute in connection with this agreement.


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                                   Schedule 1
                         Definitions and interpretation

1. The provisions of Schedule 1 apply to the interpretation of this agreement including the schedules.

2.    The following words and expressions have the following meanings:


      Board the board of directors of the Company from time to time or any committee of the board from time to time to which powers have been properly delegated.

      Business Day                  a day between Monday and Friday, inclusive,
                                    on which clearing banks are open in the City of London.

      CA 1985                       Companies Act 1985.

      CEO                           as defined in clause 4.3.

      Client                        as defined in clause 20.4.

      Commencement Date             the date the Executive's employment
                                    commences under this agreement as set out in clause 2.1.

      Confidential Information      as defined in clause 13.2.

      Group Company                 the Company its Holding Company if any and
                                    any of the Subsidiaries of the Company or of any such Holding Company from time to time.

      Holding Company               as defined in section 736 CA 1985.

      Intellectual Property         all patents patent applications utility
                                    models know-how trademarks service marks trade and service mark applications trade names domain names registered designs design rights copyrights or other similar industrial intellectual or commercial rights subsisting anywhere in the world relating to the business of the Company or any Group
                                    Company.

      Subsidiary                    as defined in section 736 CA 1985.

      Term the period from the Commencement Date until the Termination Date.

      Termination Date              the actual date of termination of this
                                    agreement.

3.    All references to a statutory provision include references to:


      3.1 any statutory modification consolidation or re-enactment of it, whether before or after the date of this agreement, for the time being in force;

      3.2   all statutory instruments or orders made pursuant to it; and


      3.3 any statutory provision of which that statutory provision is a reenactment or modification.

4. Words denoting the singular include the plural and vice versa and words denoting any gender include all genders.

5. The clause headings are for ease of reference only and do not affect the construction of this agreement.

6. Unless otherwise stated, a reference to a clause, party or a schedule is a reference to respectively a clause in or a party or schedule to this agreement.

                                   Schedule 2
                               Executive's duties
                                  (clause 4.1)

1. The Executive is tasked with the overall leadership and performance of the UK/European Office, achieving budget revenue and profitability goals with a focus on business strategy, business development and profitable growth.

2.    Key areas of responsibility include:


      2.1 direct reporting to the Group President and CEO or as may be directed by the CEO;

      2.2   full profit and loss responsibility;


      2.3 providing vision and strategic direction to each function of the business and being accountable for the Company's overall strategic business plan;

      2.4 developing the leadership and managerial responsibilities, and abilities, of the management team to ensure the business plan is achieved, by setting and evaluating appropriate goals and objectives;

      2.5 being responsible for the Company's sales and marketing strategy and playing a lead role in key account and business partner development ensuring the Company is innovative and proactive in creating enhanced value for its customers and partners;

      2.6 providing the vision and direction to the entire staff and creating and maintaining a highly motivated working environment;

      2.7   maintaining tight operational controls and disciplines;


      2.8 identifying synergistic acquisitions or mergers that deliver earnings growth and other tangible benefits;

      2.9 working closely with other Group Companies to harness synergy in product development and international sales and marketing activities; and

      2.10 producing updates and business reports to the Group President and CEO, and the Board, as requested.

3. The Executive understands and accepts that as the dynamics of the Company change to reflect the growth of the Company, the above key areas of responsibility may be amended from time to time by the Company and/or the CEO in their absolute discretion.

Executed and delivered as a
deed by CTI Data Solutions Limited
acting by two directors or
one director and the secretary:



                                         Director /s/ illegible signature


                                         Secretary /s/ illegible signature
                                                   Dawson
                                                   1 Feb 2002


Signed and delivered as a deed
by Adrian Burt
in the presence of: /s/ Adrian Bart

Signature: /s/ illegible signature


Name: /s/ illegible name


Address 120 High St., Purley CR8 2AD


Occupation: Personnel Manager